Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Selected Consolidated Financial Data” and to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-43716, 333-50579, 333-50581, 333-50585, 333-53331, 333-62884, 333-65405, 333-104222, 333-10614 and 333-121053) pertaining to the Restricted Stock and Nonstatutory Stock Option Awards to Certain Employees, the Trammell Crow Company Employee Stock Purchase Plan, as amended, the Trammell Crow Company 1997 Stock Option Plan, the Trammell Crow Company Long-Term Incentive Plan, as amended, the Trammell Crow Company Retirement Savings Plan, and Restricted Stock to Certain Employees of our reports dated March 14, 2005, with respect to the consolidated financial statements and schedule of Trammell Crow Company and Subsidiaries, Trammell Crow Company and Subsidiaries management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Trammell Crow Company and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP
Dallas, Texas March 14, 2005